SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PRIMEDIA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Wednesday, May 17, 2006

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Wednesday, May 17, 2006, at The Peninsula, 700 Fifth Avenue, New York, New York 10019 at 10:00 a.m. to:

(1)   Elect seven directors;

(2)   Act upon the selection of auditors for the fiscal year ending December 31, 2006; and

(3)   Transact such other business as may properly come before the meeting.

Only holders of record of common stock of PRIMEDIA Inc., $.01 par value, at the close of business on April 6, 2006, will be entitled to vote at the meeting.

Christopher A. Fraser
Senior Vice President, General Counsel and Secretary

April 25, 2006

PROXY STATEMENT

Solicitation of Proxies

This proxy statement is furnished by the Board of Directors (the “Board”) of PRIMEDIA Inc. (the “Company” or “PRIMEDIA” and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, May 17, 2006, at 10:00 a.m., at The Peninsula, 700 Fifth Avenue, New York, NY 10019 and at any and all adjournments thereof. Mailing of this proxy statement and form of proxy will commence on or about April 26, 2006. Holders of record of common stock of the Company, $.01 par value (the “Common Stock”), at the close of business on April 6, 2006, will be entitled to one vote for each share held on all matters to come before the meeting. On April 6, 2006, there were outstanding 263,888,027 shares of Common Stock. Stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope. Alternatively, stockholders may vote via the Internet or by telephone as indicated on the enclosed materials.

The proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

The cost of the preparation of proxy materials and the solicitation of proxies will be borne by the Company.

Voting at the Meeting

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders’ proxies are received by the Company’s independent proxy processing agent and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

CORPORATE GOVERNANCE

Governance Principles

The Board is committed to establishing and maintaining corporate governance practices which reflect the highest standards of ethics and integrity. Toward that end, the Company has established a Nominating and Corporate Governance Committee and adopted Corporate Governance Guidelines which set forth the practices of the Board, including guidelines for determining qualifications for directors, director independence and business conduct and ethics for the Board. The Corporate Governance Guidelines are consistent with the listing standards of the New York Stock Exchange (the “NYSE”) and the rules of the Securities and Exchange Commission (the “SEC”). The Nominating and Corporate Governance Committee charter is attached to this Proxy Statement as Annex A and is also available, along with the Company’s Corporate Governance Guidelines, in the Governance section of the Company’s website located at www.primedia.com. They are also available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. All modifications to the Corporate Governance Guidelines will be reflected on the Company’s website.

NYSE Certification.   The Company is required to comply with the NYSE listing standards applicable to corporate governance. On June 1, 2005, the Company timely submitted to the NYSE the Annual CEO Certification, pursuant to Section 303A.12 of the NYSE’s listing standards, whereby the Chief Executive Officer of the Company certified that he was not aware of any violation by the Company of the NYSE’s corporate governance listing standards as of the date of the certification.

Director Independence

Director Independence.   The Board is comprised of a majority of independent directors. In order for a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established guidelines to assist it in making this determination and those guidelines are set forth in Annex A of our Corporate Governance Guidelines. In each case, the Board considers all relevant facts and circumstances. The mere ownership of a significant amount of stock is not in and of itself a bar to independence, but one factor to consider. Applying these guidelines and the rules of the NYSE and other applicable laws, the Board has determined that the following directors, comprising a majority of the Company’s directors, are independent members of its Board: David A. Bell, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Henry Kravis and Thomas Uger. The remaining directors, Dean B. Nelson and Beverly C. Chell, are executive officers of the Company. As described in further detail below, Mr. Kravis will not be standing for re-election.

Board Committee Independence.   Under the applicable NYSE rules and the Sarbanes-Oxley Act of 2002, the Company must have an audit committee comprised solely of independent directors. In addition to the requirements for independent directors in the preceding paragraph, members of the audit committee must meet separate requirements that they receive no compensation from the Company, other than compensation for serving as a director and that they are not “affiliated persons” of the Company. The Company is in compliance with all the independence requirements relating to its committees. Please refer to “Committees of the Board” below for more information on the Board committees.

Code of Business Conduct and Ethics

The Company strongly believes that its business practices should reflect the highest standards of honesty, fair dealing and ethics. Toward that end, the Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) which applies to all directors, officers and employees of the Company. The Ethics Code is available in the Governance section of the Company’s website located at www.primedia.com. It is also available in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Any modifications to the Ethics Code will be reflected on the Company’s website. The Company also has an Ethics Committee which investigates allegations of unethical or inappropriate behavior as well as a toll-free Audit Alertline which employees may use on a confidential basis to notify the Audit Committee if they become aware of any questionable accounting practices.

Stockholder Communications with the Board

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to such member or members c/o Corporate Secretary, PRIMEDIA Inc., 745 Fifth Avenue, New York, NY 10151.

ELECTION OF DIRECTORS

Board of Directors

Our Board currently consists of 8 members.  Henry R. Kravis, a director since 1991, has notified the Company that he will not stand for re-election. Mr. Kravis’ decision not to stand for re-election is not the result of any disagreement between Mr. Kravis and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kravis informed the Company that his travel schedule had increased dramatically and that he does not have adequate time to devote to Board directorships.

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company’s businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board, President and Chief Executive Officer (“CEO”) and other officers and management executives.

Regular meetings of the Board are held throughout the year. In 2005, the Board held six regular meetings, one special meeting and also acted by unanimous written consent. Each director standing for election attended at least 80 percent of the total number of meetings of the Board and Board committees of which he or she was a member in 2005.

It is the Company’s policy that directors are encouraged to attend the annual meeting of stockholders. Nine directors attended the annual meeting in 2005.

Executive Sessions

The directors of the Company who are not officers or employees of the Company hold regular executive sessions at which management directors, including the CEO, are not present. Unless the Board determines otherwise, these sessions shall occur, at a minimum, two times a year. In addition, those directors of the Company who are not management or affiliated with the Company’s majority shareholder, investment partnerships controlled by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), hold an executive session at least once a year at which only these directors are present. The director with the most seniority in attendance at an executive session presides over such executive session. Since the last Annual Meeting of Stockholders, three executive sessions were held without management directors and one without the management directors and directors affiliated with KKR.

Committees of the Board

The Board has established the following committees to assist it in discharging its responsibilities: Audit, Compensation, Nominating and Corporate Governance and Executive. Under the applicable NYSE rules, the Company is considered a “controlled company” because more than 50% of the stockholder voting power of the Company is held by KKR. As a result, the Company is not required to have a compensation, nominating or corporate governance committee; however, the Board has elected to establish these committees anyway. The Board has determined that all the members of each of the Board’s committees meet the criteria for independence as established by the NYSE and under the Sarbanes-Oxley Act of 2002. Each of the committees is described in greater detail below. The Board has established written charters for the Audit Committee and Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is attached to this Proxy Statement as Annex A. In addition, each of the charters can be found in the Governance section on the Company’s website located at www.primedia.com or can be obtained in print by writing to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Any changes to the charters will be reflected on the Company’s website.

Audit Committee.   The purpose of the Audit Committee is to assist the Board in overseeing (i) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. Its duties include selecting and overseeing the independent auditor, reviewing the scope of the audit to be conducted by them, including the results of such audit, reviewing the Company’s internal audit function and its disclosure and internal controls procedures, approving audit and other services to be provided by the Company’s independent auditor and overseeing the Company’s financial reports, including our annual report, and the accounting policies and practices followed by the Company in preparing such reports.

The charter of the Audit Committee requires that the Committee be comprised of at least three directors, all of whom must be independent under the NYSE rules and the Sarbanes-Oxley Act of 2002. In addition, each member of the Audit Committee must be financially literate within the meaning of the NYSE listing standards, and at least one member must be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. The members of the Audit Committee are Meyer Feldberg (Chairman), David Bell and H. John Greeniaus. The Board has determined that each of the Committee members is independent and financially literate and that Messrs. Greeniaus and Bell each qualify as an “audit committee financial expert” and have accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee met 11 times in 2005 and also acted by unanimous written consent. The Audit Committee’s Report appears on page 26 of this Proxy Statement.

Compensation Committee.   The purpose of the Compensation Committee is to review and administer the Company’s compensation programs for the Company as well as remuneration arrangements for its senior executives, including the CEO. The current members of the Compensation Committee are Perry Golkin (Chairman), H. John Greeniaus and Thomas Uger. The Compensation Committee met once in 2005 and also acted by unanimous written consent. The Compensation Committee’s Report appears on page 10 of this Proxy Statement.

Nominating and Corporate Governance Committee.   Because it is a “controlled company” under the NYSE rules, the Company is not required to have a nominating committee and prior to March 2006, did not have such a committee. In March 2006, however, the Board elected to charge the Corporate Governance Committee with the additional responsibilities of nominating qualified individuals for the Board. The committee was therefore renamed the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is attached to this Proxy Statement as Annex A. The purpose of the Nominating and Corporate Governance Committee is to (i) develop and recommend to the Board a set of corporate governance principles and to perform a leadership role in shaping the Company’s corporate governance and (ii) identify qualified candidates to serve on the Board and recommend director nominees to be submitted to the stockholders for election at an annual meeting. The Committee’s duties include regularly reviewing and recommending changes to the Company’s corporate governance principles, including retirement and other tenure policies for directors, assessing channels through which the Board receives information, overseeing evaluation of the Board and management and annually evaluating the Committee’s performance and charter. The members of the Nominating and Corporate Governance Committee are David Bell (Chairman), Meyer Feldberg and H. John Greeniaus. The Board has determined that each of the Committee members is independent. The Nominating and Corporate Governance Committee met four times in 2005.

Executive Committee.   The Executive Committee has authority to act for the Board on all matters during intervals between Board meetings. The Executive Committee consists of Messrs. Kravis and Golkin. During 2005, the Executive Committee acted by unanimous written consent.

Self Evaluations

In accordance with its Corporate Governance Guidelines, the full Board, the Audit Committee and Corporate Governance Committee (now the Nominating and Corporate Governance Committee) each completed a self evaluation since the last Annual Meeting of Stockholders.

Director Nominations

As part of its nominating responsibilities, the Nominating and Corporate Governance Committee of the Board will consider stockholder recommendations for candidates for the Board which should be sent to PRIMEDIA Inc., Corporate Secretary, 745 Fifth Avenue, New York, NY 10151. Such nominations must conform to the procedures set forth in the Company’s By-Laws, a copy of which is available by writing to the Corporate Secretary at the above address. The Nominating and Corporate Governance Committee of the Board also considers candidates recommended by current directors, Company officers, employees and others. Candidates should be individuals with high standards of ethics and integrity, good judgment and who are committed to representing the interests of the stockholders. They should have broad business, governmental, non-profit or professional experience that indicates the candidate will be able to make significant and immediate contributions to the Board’s discussions and decisions. They should be able to devote sufficient time and energy to the performance of the duties of a director. The Board’s review of a candidate is typically based on any written materials provided with respect to the potential candidate, personal references and interviews. In the future, the Nominating and Corporate Governance Committee will use these and other materials approved by the Board and the Nominating and Corporate Governance Committee to evaluate potential candidates. In 2005, the Company did not pay a fee to any third party to identify candidates.

The Nominees

It is proposed that the following seven directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked or indicated, a proxy will be voted for such persons.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors recommends that you vote FOR the nominees described below.

David A. Bell Director Age: 62

Mr. Bell became a Director in May 2001.
He is currently Chairman Emeritus of the Interpublic Group of Companies (“IPG”). From January 2005 until March 2006, Mr. Bell was Co-Chairman of IPG. From February 2003 until January 2005, he was the Chairman and Chief Executive Officer of IPG. He was the Vice Chairman of IPG from July 2001 to January 2003 and the Chairman of the Board and Chief Executive Officer of True North Communications Inc. from 1999 through 2001. Mr. Bell is also a director of The Warnaco Group, Inc. Mr. Bell is Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

Beverly C. Chell Vice Chairman, Chief Financial Officer Age: 63

Ms. Chell became a Director in March 1992.
She is currently Vice Chairman of the Company, a position she has held since November 1991. Ms. Chell also serves as Chief Financial Officer of the Company, a position she has held since December 2005. From 1991 through November 2005, Ms. Chell also was General Counsel and Secretary of the Company.

Meyer Feldberg Director Age: 64

Professor Feldberg became a Director in January 1997. He is currently serving as a Senior Advisor to Morgan Stanley, which he joined in March 2005. Professor Feldberg is the Sanford Bernstein Professor of Leadership and Ethics at the Columbia University Graduate School of Business (“CUGSB”). He is also Dean Emeritus of the CUGSB. From 1989 to 2004, Professor Feldberg was the Dean and a Professor at the CUGSB. He is also a director of UBS Funds, Federated Department Stores, Inc., Revlon, Inc. and SAPPI, Ltd. He is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Perry Golkin Director Age: 53

Mr. Golkin became a Director in November 1991. He is a General Partner of KKR Associates and a member of the limited liability company which serves as the general partner of KKR. He is also a director of Bristol West Holdings, Inc., Willis Group Holdings Limited and Rockwood Holdings, Inc. Mr. Golkin is a member of the Compensation and Executive Committees.

H. John Greeniaus Director Age: 61

Mr. Greeniaus became a director in June 1998. He has been President of G-Force, Inc., a financial services company, since 1998. He was previously Chairman and Chief Executive Officer of Nabisco, Inc. He is also a director of the Interpublic Group of Companies, Inc. He is Chairman of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee.

Dean B. Nelson Chairman of the Board, President and Chief Executive Officer Age: 47

Mr. Nelson became a Director and Chairman of the Board in April 2003 and became President and Chief Executive Officer of the Company in October 2005. He has been the Chief Executive Officer of Capstone Consulting LLC (“Capstone”) since March 2000.

Thomas Uger Director Age: 31	Mr. Uger became a Director in September 2005. He joined KKR in 1998 and has been a principal of KKR since June 2005.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. Non-employee directors receive an annual fee of $55,000 for all services on the Board and all committees. The chairman of the Audit Committee receives an additional $30,000 annually and all other members of the Audit Committee receive an additional $25,000. The chairman of the Nominating and Corporate Governance Committee receives an additional $15,000 annually and all other members of the Nominating and Corporate Governance Committee receive an additional $10,000.

Pursuant to the Directors’ Deferred Compensation Plan, a non-employee director may elect to defer all or part of her or his fee. Deferred amounts are “credited” to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA’s average borrowing rate, is credited quarterly for bookkeeping purposes to a director’s cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent equal to the then value of credited shares, at the Company’s option, in whole or in part, from her or his account following retirement or termination of service. One of the current non-employee directors, Mr. Golkin, has elected to defer his fees in Common Stock equivalents.

Executive Officers

The following are the executive officers of the Company other than Mr. Nelson and Ms. Chell:

Michaelanne C. Discepolo Executive Vice President, Human Resources Age: 53	Ms. Discepolo has been Executive Vice President, Human Resources of the Company since March 2001 and was Senior Vice President, Human Resources from December 1999 to March 2001.
Robert C. Metz Executive Vice President; CEO, Consumer Guides Group Age: 53	Mr. Metz has been Executive Vice President of the Company since May 2000 and has been Chief Executive Officer of the Consumer Guides Group for over five years.
Steven R. Aster Senior Vice President; President, Consumer Marketing Age: 49

Mr. Aster has been President of Consumer Marketing since July 2004 and a Senior Vice President of the Company since November 2005. From February 2002 until July 2004, Mr. Aster was Executive Vice President, Consumer Marketing and GM of the Company’s Soaps division. From June 2000 through February 2002, Mr. Aster was Executive Vice President, Consumer Marketing of the Company.

David Crawford Senior Vice President; President and COO of Consumer Source Inc. Age: 43

Mr. Crawford has been President and COO of Consumer Source Inc. (formerly Haas Publishing Companies) (“CSI”) since October 2005 and a Senior Vice President of the Company since November 2005. From January 2005 through October 2005, Mr. Crawford was Senior Vice President of CSI and President of DistribuTech and New Homes. From February 2004 through January 2005, Mr. Crawford was Senior Vice President of CSI and President of DistribuTech and from June 1998 through February 2004, he was Vice President of DistribuTech.

Christopher A. Fraser Senior Vice President, General Counsel and Secretary Age: 43

Mr. Fraser has been Senior Vice President, General Counsel and Secretary of the Company since November 2005. From April 2002 through November 2005, he was Senior Vice President—Law and from December 1999 through April 2002, Deputy General Counsel of the Company.

Judy L. Harris Senior Vice President; President and CEO of Channel One Communications Age: 50

Ms. Harris has been President and CEO of Channel One since April 2005 and a Senior Vice President of the Company since November 2005. From March 2001 through March 2005, Ms. Harris was Executive Vice President, Business & Development for the Public Broadcasting System. From November 1999 until February 2001, Ms. Harris was Senior Vice President/General Manager, Consumer & Educational Products for Discovery Communications, Inc.

Eric M. Leeds Senior Vice President, Investor Relations Age: 36

Mr. Leeds has been Senior Vice President, Investor Relations of the Company since November 2004. From March 1996 until November 2004, Mr. Leeds served as director and executive director of G.A. Kraut Company Inc., an investor relations consulting firm.

Jeffrey N. Paro Senior Vice President; President, Outdoor and Marine Group Age: 49

Mr. Paro has been President, Outdoor and Marine Group since January 2004 and a Senior Vice President of the Company since November 2005. From October 2002, through January 2004, Mr. Paro was the Group Publisher, Outdoor Group. From November 2001 through October 2002, Mr. Paro was a consultant for Wind Point Partners, a private equity group. From May 1999 until August 2001, Mr. Paro was Senior Vice President, Group Publisher at Time4Media.

Steven Parr Senior Vice President; President, Performance Auto Group, International Auto Group and Consumer Auto Group Age: 47

Mr. Parr has been a Senior Vice President and President of the Company’s Performance Auto Group (PAG), International Auto Group (IAG), Consumer Auto Group (CAG) and Home Technology Group since November 2005. From May 2005 to November 2005, Mr. Parr was President of PAG, IAG and CAG. From February 2005 through May 2005, Mr. Parr was President of PAG and CAG and from May 2004 through February 2005, Mr. Parr was President of PAG. From February 2002 until May 2004, Mr. Parr was President and CEO of Harry N. Abrams, Inc., a book publishing company. Prior to August 2001, Mr. Parr was President of EMAP USA.

Robert J. Sforzo Senior Vice President, Chief Accounting Officer and Controller Age: 59	Mr. Sforzo has been Chief Accounting Officer of the Company since May 2003, a Senior Vice President of the Company since December 1999 and Controller of the Company since October 1998.
Scott Wagner Senior Vice President; Executive Vice President, PRIMEDIA Enthusiast Media; President, Lifestyles Group Age: 35

Mr. Wagner joined the Company in April 2003 and has been Executive Vice President of PRIMEDIA Enthusiast Media and President of PRIMEDIA’s Lifestyles Group since January 2005 and a Senior Vice President of the Company since November 2005. He has been a principal of Capstone since 2000.

Carl Salas Senior Vice President, Treasurer Age: 45

Mr. Salas has been Treasurer since May 2005 and a Senior Vice President since April 2006. He joined the Company as Vice President and Assistant Treasurer in June 2003. From October 2002 until June 2003, Mr. Salas was a principal at Castle Crow & Company, LLC, a merchant bank. Prior to 2002, Mr. Salas was a Managing Director at Banc of America Securities LLC.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (“Compensation Committee”) is responsible for the establishment and oversight of the Company’s executive compensation program. It is composed of non-management directors who are independent under the NYSE rules.

Executive Compensation Philosophy

The Company’s executive compensation program is designed to meet the following objectives:

•       To align the interests and compensation of the executive officers with Company performance and the interests of stockholders;

•       To attract, retain and motivate executive talent;

•       To ensure that a significant portion of executive officers’ total compensation is dependent upon the appreciation of the Company’s Common Stock; and

•       To provide a balanced total compensation package that recognizes the individual contributions of executive officers and the overall business results of the Company.

The Compensation Committee periodically reviews the Company’s executive compensation program, and evaluates the link between the Company’s performance and its executive compensation.

The Compensation Committee believes the holding of significant equity interests in the Company by management aligns the interests of stockholders and management. Through the programs described in this report, a significant portion of each executive officer’s total compensation is linked directly to individual and Company performance and to Common Stock price appreciation.

The key elements of the Company’s executive compensation program consist of base salary, an annual bonus, certain multi-year, cash incentive programs, and a long-term incentive program consisting of stock options and, in some cases, restricted stock.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The Company’s executive compensation program is intended to reward achievement of both short and long-term business goals. The long-term incentive program is designed especially to ensure that the Company’s executive officers have a significant portion of their total compensation tied to factors that affect the performance of the Company’s Common Stock.

The Compensation Committee develops the individual and corporate goals and objectives relevant to the compensation of the Company’s CEO. The Committee also reviews the total compensation of the most highly-compensated executive officers other than the CEO, including those named executive officers whose compensation is detailed in this Proxy Statement. This is designed to ensure consistency throughout the executive compensation program.

The Compensation Committee’s policies with respect to each of the elements of the executive compensation program are discussed below. While the elements of compensation are described separately, the Committee considers the total compensation package afforded by the Company when determining each component of the executive officer’s compensation.

Base Salaries   Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies.

The Company regularly monitors the salaries of its executives and adjustments are made based upon the performance of the Company and of the employee. The Compensation Committee considers both financial and non-financial performance measures in making salary adjustments. If an executive officer has responsibility for a particular business unit, such unit’s financial results are also considered. Mr. Nelson and Mr. Crawford were the only named executive officers whose base salaries were increased in 2005.

Annual Incentive Program   The Company’s executive officers, as well as other key managerial and professional employees, are eligible for annual cash incentive awards under the executive incentive compensation plans (the “EICP”) described on page 15 of this Proxy Statement. Participating executives are eligible to earn individual awards expressed as a percentage of base salary. For 2005, all the named executive officers participated in the EICP.

The final award is the product of the executive officer’s earned base salary, the applicable target percentage of the base salary, and percentage achievement against target for financial performance measures and individual performance for discretionary measures. For 2005, the discretionary portion was 10% of the total targeted award.

Annual corporate and business unit performance measures and individual target percentages are recommended at the beginning of each year by the CEO and approved by the Compensation Committee. For executive officers at the corporate level, the corporate performance objectives for the financial award portion of the EICP award payments for 2005 were based on financial measures, including consolidated net revenue, EBITDA and net free cash flow for the Company, each as defined. For participants at the business unit level, the business unit performance objectives for 2005 included the respective unit’s segment EBITDA, net revenues and net free cash flow.

Achievements in excess of the objectives for financial measures result in the individual receiving more than his or her target percentage. The range of target percentages of base salary used in 2005 for annual cash incentive awards for the named executive officers was 50% to 100%. The 100% potential bonus was applicable only to Mr. Conlin. Mr. Conlin left the Company in October 2005 and pursuant to his separation agreement, received a prorated portion of his bonus.

2005 Bonus for Mr. Nelson.   Based on the Company’s results in 2005 compared to the performance objectives described herein and the Compensation Committee’s evaluation of Mr. Nelson’s performance, the Compensation Committee awarded Mr. Nelson the aggregate EICP bonus set forth on page 15 of this Proxy Statement.

Long-Term Incentive Program—Stock Options   Under the 1992 Stock Purchase and Option Plan, as amended (the “Plan”), stock options are granted periodically to the Company’s senior executive group as well as to other key managerial and professional employees. Stock options entitle the holder to purchase during a specified time period a fixed number of shares of Common Stock at a set price.

The Compensation Committee considers guidelines for the number of stock options to be granted based on data provided by the Company’s compensation consultants and its Human Resources Department. The number of stock options granted is a function of the employee’s base pay, position, performance, and the imputed value of the option. The Compensation Committee also takes into account management’s recommendations regarding the number of options to be awarded to specific employees. Stock options are awarded from time to time to eligible recipients. The Compensation Committee also allocates stock options under the Plan for use in attracting new executives.

Stock options are designed to align the interests of executives with those of the stockholders. Stock options have an exercise price equal to the closing market price of the Common Stock on the business day preceding the date of grant. Since December 2003, stock options have been granted with a five-year term and prior to December 2003, stock options were granted with a ten-year term.

Stock options granted to all eligible recipients since December 2003, including the senior executive group, have a three-year step vesting requirement of one-third per year, with full vesting occurring at the end of the third year following the date of grant. Stock options provide incentives for future performance by the creation of stockholder value over the long term since the benefit of the stock options cannot be realized unless stock price appreciation occurs. The Company did not grant any stock options to any named executive officers in 2005.

Long-Term Incentive Program—Restricted Stock

The Compensation Committee makes restricted stock awards under the Plan from time to time as special incentive awards. Restricted shares vest if the recipient of the grant remains in the employment of the Company for a prescribed period of time. The Company did not grant any restricted stock to any named executive officers in 2005. Information on restricted stock awards made by the Compensation Committee to the named executive officers in 2004 and 2003 is set forth in the chart on page 15 of this Proxy Statement.

Other Executive Incentive Programs

Mr. Metz and Mr. Crawford each participate in two incentive programs for senior executives of the businesses they manage, the Company’s Consumer Guides segment. The two programs, described on page 18 of this Proxy Statement, are designed to incentivize long-term earnings growth and accelerate the Company’s organic growth by spurring the rollout of the auto and new home guide businesses.

Election of New Chief Executive Officer in 2005

In October 2005, Mr. Nelson replaced Mr. Conlin as Chief Executive Officer of the Company. The compensation and termination arrangements for Mr. Conlin are disclosed under the headings “Executive Compensation” and “Employment Agreements” on pages 15 and  17, respectively, of this Proxy Statement.

Compensation of Dean Nelson, Chairman of the Board, President and Chief Executive Officer

Upon replacing Mr. Conlin as CEO of the Company in October 2005, Mr. Nelson received an increase in his base salary from $750,000 to $1,000,000 and his target bonus under the EICP for 2005 was 60% of his base salary. As described elsewhere in this Proxy Statement, Mr. Nelson also possesses sole voting and investment power with respect to 1,800,000 options to purchase the Company’s Common Stock which were issued to Capstone Consulting LLC. Mr. Nelson is the CEO of Capstone.

Policy Regarding Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that publicly-held companies may be limited in deducting from their taxable income certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers. The Compensation Committee has considered the effect of Section 162(m) on the Company’s executive compensation program in developing its policy with respect to the deductibility of the Company’s executive compensation. It is the Committee’s position that in administering the “performance-based” portion of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the “Executive Compensation Philosophy” section of this report and in the best overall interests of the Company’s stockholders. Should the requirements for deductibility under Section 162(m) conflict with the executive compensation philosophy or with what the Compensation Committee believes to be in the best interests of the stockholders, the Compensation Committee will act in accordance with the executive compensation philosophy and in the best interests of the stockholders, notwithstanding the effect of such action on deductibility for any given year.

Conclusion

In 2005, as in previous years, a substantial portion of the Company’s executive compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE
COMPANY’S BOARD OF DIRECTORS

Perry Golkin, Chairman

H. John Greeniaus

Thomas Uger

PERFORMANCE GRAPH

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2000 with dividends reinvested

Source: Georgeson Shareholder Communications Inc.

The above graph assume a $100 investment on December 31, 2000, and reinvestment of all dividends, in the Company’s Common Stock, the S&P 500 Index and a composite peer group consisting of Emmis Communications Corp., Martha Stewart Living Omnimedia, Inc.,  (beginning after its initial public offering in the second quarter of 2000) Meredith Corp., Penton Media, Inc. and Reader’s Digest Association Inc. (Class A).

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
PRIMEDIA Inc.	$100	$36	$17	$24	$32	$13
S&P © 500	$100	$88	$69	$88	$98	$103
Custom Peer Group (5 Stocks)	$100	$68	$56	$64	$66	$65

Copyright © 2005, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

Executive Compensation Table

The following table shows compensation paid for the fiscal years ended December 31, 2005, 2004 and 2003 by the Company to the current Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company in 2005 in all capacities in which they served:

				Long-Term Compensation
				Awards
		Annual Compensation		Stock	Restricted	All Other
Name and Principal Position	Year	Salary($)(5)	Bonus($)(1)	Options(#)	Stock($)(2)	Compensation($)(3)
Dean B. Nelson	2005	$798,077	$478,846	—	—	$130,093
Chairman of the Board,	2004	778,846	373,721	—	—	165,888
President and Chief	2003	506,731	251,914	—	$697,500	699,000
Executive Officer
Kelly P. Conlin(4)	2005	$730,385	$353,585	—	—	$2,038,241
Chief Executive Officer	2004	934,615	550,390	—	—	153,497
and President	2003	152,308	100,000	2,000,000	$3,390,000	65,355
Beverly C. Chell(6)	2005	$750,000	$412,500	—	—	$32,050
Vice Chairman,	2004	778,846	494,365	—	—	25,684
Chief Financial Officer	2003	730,191	488,005	—	$976,500	25,943
Robert C. Metz	2005	$475,000	$615,170	—	—	$4,424
Executive Vice President;	2004	474,692	557,198	—	—	4,192
CEO, Consumer Guides Group	2003	438,923	536,212	—	$1,305,000	2,075
David Crawford	2005	$348,077	$432,068	—	—	$23,424
Senior Vice President;	2004	285,577	273,274	—	—	6,191
President and COO,	2003	274,231	285,534	—	$942,500	3,034
Consumer Guides Group

(1)             During the calendar year ended December 31, 2005, all executive officers participated in the Company’s executive incentive compensation plans (“EICP”), with Messrs. Nelson, Conlin and Ms. Chell participating in the PRIMEDIA Short-Term Senior Executive Non-Discretionary Plan and the PRIMEDIA Short-Term Senior Executive Performance Plan and Mr. Metz and Mr. Crawford participating in the HPC Short-Term Executive Incentive Compensation Plan. Under these plans, cash awards are contingent and are based on various financial targets including consolidated net revenue, EBITDA and net free cash flow of the Company, each as defined, or in the case of Mr. Metz and Mr. Crawford, net revenues and segment EBITDA of the operations they manage and net free cash flow, each as defined. Awards based on financial targets range from 0% to 150% of the executive’s total financial award target. During 2005, 90% of the awards under the EICP were determined based on performance against specified financial targets. The remaining 10% of an individual executive’s cash award was based on discretionary factors determined by management in its discretion, including overall performance of the executive’s business unit as well as such executive’s personal performance. Each executive’s individual performance during the calendar year is evaluated by the committee overseeing the plans. Discretionary awards range from 0% to 150% of the executive’s total discretionary award target. As in 2005, for 2006 the discretionary awards are expected to range from 0% to 150% of the executive’s total discretionary award target. For 2005, the total targeted award as a percentage of base salary, for each of Messrs. Nelson, Conlin, Metz, Crawford and Ms. Chell was 60%, 67.5%, 65%, 55% and 55%, respectively. For 2005, (a) for Mr. Nelson, reported bonus includes $478,846 under the EICP, (b) for Ms. Chell, reported bonus includes $412,500 under the EICP, (c) for Mr. Metz, reported bonus includes $315,006 under the EICP, $204,164 under he HPC Long-Term Plan and $96,000 under the Launch Plan, each as more fully described on page 18 of this Proxy Statement, (d) for Mr. Crawford, reported bonus includes $195,322 under the EICP, $167,746 under the HPC Long-Term Plan and $69,000 under the Launch Plan, and (e) for Mr. Conlin, reported bonus includes $353,585, representing a prorated portion of his EICP bonus for 2005, which was paid on March 13, 2006 pursuant to his separation agreement with the Company, as more fully described on page 17 of this Proxy Statement.

(2)             On December 2, 2003, Mr. Nelson and Ms. Chell were granted, respectively, 250,000 and 350,000 shares of restricted Common Stock. Mr. Nelson’s restricted Common Stock vested in 2004. Half of Ms. Chell’s restricted Common Stock vested on December 2, 2004 and the other half vested on December 2, 2005. On November 30,

2003, Mr. Metz was granted 450,000 shares of restricted Common Stock. One half of Mr. Metz’s restricted Common Stock vested on November 30, 2005. An additional quarter will vest on November 30, 2006 and the final quarter will vest on November 30, 2007, so long as Mr. Metz remains continuously employed with the Company through the vesting dates. On November 30, 2003, Mr. Crawford was granted 325,000 shares of restricted Common Stock. One half of Mr. Crawford’s restricted Common Stock vested on November 30, 2005. An additional quarter will vest on November 30, 2006 and the final quarter will vest on November 30, 2007, so long as Mr. Crawford remains continuously employed with the Company through the vesting dates. The restricted Common Stock was granted pursuant to the Plan. Dividends, if any, on all shares of restricted Common Stock are paid at the same rate and at the same time as paid to all stockholders. The value of the shares of restricted Common Stock reflected in the table as of December 30, 2005 based on a closing price of the Common Stock on December 30, 2005 of $1.61 is as follows: Mr. Nelson, $402,500; Ms. Chell, $563,500; Mr. Metz, $724,500; Mr. Crawford, $524,250; and Mr. Conlin, $805,000. As part of Mr. Conlin’s separation agreement with the Company, Mr. Conlin forfeited 500,000 unvested shares of restricted stock of the Company held by him.

(3)             Includes contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift and Retirement Plan (the “Thrift Plan”), a defined contribution plan covering most of the Company’s employees, and interest on amounts previously accrued in the PRIMEDIA Restoration Plan (the “Restoration Plan”), a deferred unfunded program restoring to certain employees the amount of the Company contribution to the PRIMEDIA Thrift and Retirement Plan which the Company was not permitted to contribute because of the limit on contributions to qualified plans under the Code. Other than interest and existing balances, no contributions in the Restoration Plan have been accrued since January 1, 2001. For 2005, for Messrs. Nelson, Conlin, Crawford and Metz and Ms. Chell, includes $9,450, $9,450, $6,400, $4,200 and $9,450, respectively, of contributions under the Thrift Plan and for Ms. Chell and Mr. Metz, $8,226 and $225, respectively, of interest on amounts previously contributed to the Restoration Plan. For 2005, 2004 and 2003 for Ms. Chell, includes $14,374, $13,095 and $15,192 of payments under an automobile lease. For 2005 for Mr. Nelson, includes an aggregate of $1,800 in payments for an automobile allowance commencing in October 2005. For 2005 for Mr. Nelson, includes $118,843 paid to Capstone, of which Mr. Nelson is the Chief Executive Officer, for consulting services provided by other Capstone employees and in 2003 by other Capstone employees and Mr. Nelson prior to his becoming an employee of the Company. For 2005, 2004 and 2003, for Mr. Conlin, includes $84,461, $116,901 and $44,730 for use of a corporate apartment, the rent for which was paid by the Company and $19,258, $34,000 and $4,000 for travel expenses reimbursed by the Company. In addition, for 2005 for Mr. Conlin, includes payments made pursuant to his separation and release agreement of $1,743,721 for severance ($1,712,566 of which was paid on January 20, 2006), $69,231 in accrued but unused vacation, $3,332 representing the tax “gross-up” value relating to Mr. Conlin’s healthcare spending account, $18,392 in legal fees, $8,115 in accounting fees and $82,132 for certain tax “gross-up” payments relating to Mr. Conlin’s taxable income attributable to him. For 2005 for Mr. Crawford, includes $11,500 attributable to Mr. Crawford in connection with a club membership.

(4)             Mr. Conlin is no longer employed by the Company.

(5)             The salary reported reflects base salaries in 2004 for Messrs. Nelson, Conlin, Metz, Crawford and Ms. Chell of $750,000, $900,000, $440,000 (increased to $475,000 in July 2004), $275,000 and $750,000, respectively. In the 2004 calendar year, there was one additional pay period (27 instead of 26) that resulted in the additional amount of salary reported on the table. For 2005, Mr. Nelson received an increase in his base salary from $750,000 to $1,000,000, effective October 24, 2005. For 2005, Mr. Crawford received an increase in his base salary from $275,000 to $325,000, effective January 1, 2005 and an increase from $325,000 to $425,000, effective October 10, 2005.

(6)             Ms. Chell also served as the Company’s General Counsel and Secretary through November 2005 and began serving as Chief Financial Officer of the Company in December 2005.

Stock Option Grants in Last Fiscal Year

The Company did not grant any stock options or stock appreciation rights to the named executive officers during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In- the-Money Options at Fiscal Year-End($)(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Dean B. Nelson(3)	1,800,000	—	$—	$—
Kelly P. Conlin(4)	1,000,000	—	—	—
Beverly C. Chell	1,941,859	790,625	—	—
Robert C. Metz	171,000	—	—	—
David Crawford	54,500	—	—	—

(1)             No options were exercised by the named executive officers in 2005.

(2)             The Company’s stock price on December 31, 2005 was $1.61 per share.

(3)             Represents 1,800,000 options to purchase Common Stock issued to Capstone, a consultant of the Company. Mr. Nelson (the President, CEO and Chairman of the Board of Directors of the Company) is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options.

(4)             Pursuant to Mr. Conlin’s separation and release agreement with the Company, Mr. Conlin must exercise all vested options no later than December 31, 2006.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Kravis, Greeniaus, Golkin, Uger and Joseph Y. Bae in 2005 and currently consists of Messrs. Golkin (Chairman), Greeniaus and Uger. None of Messrs. Kravis, Greeniaus, Golkin, Uger or Bae has been an officer or employee of the Company. Each of Messrs. Kravis and Golkin are general partners of KKR Associates and members of KKR 1996 GP LLC, the general partners of the partnerships which own as of December 31, 2005, approximately 60% of the outstanding Common Stock of the Company. As general partners of KKR Associates and members of KKR 1996 GP LLC, Messrs. Kravis and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates and KKR 1996 GP LLC; however, they disclaim such beneficial ownership. See “Certain Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners and Management.”

Employment Agreements

In October 2005, Mr. Conlin left the Company and resigned from the Board. In December 2005, the Company and Mr. Conlin entered into a separation and release agreement pursuant to which Mr. Conlin was entitled to receive a payment of $1,743,721, representing the present value of twice Mr. Conlin’s base salary on the date of his termination of employment, less certain taxes that the Company previously paid on Mr. Conlin’s behalf. The Company paid Mr. Conlin $31,153 in October 2005 and the remainder of $1,712,566 in a lump sum on January 20, 2006. In addition, on March 13, 2006, the Company paid Mr. Conlin $353,585, representing a prorated portion of his annual EICP bonus for 2005.  The Company paid Mr. Conlin $552,661 in connection with certain tax “gross-up” payments relating to Mr. Conlin’s taxable income attributable to him for his use of a corporate apartment in 2003, 2004 and 2005. The Company also paid Mr. Conlin $69,231 for accrued but unused vacation. The Company also has reimbursed Mr. Conlin $18,392 for attorney’s fees incurred in connection with the negotiation of Mr. Conlin’s separation and release agreement and $8,115 for accountant’s fees in connection with the negotiation and settlement of Mr. Conlin’s tax payments. In addition to the foregoing payments, Mr. Conlin is entitled to receive continued coverage in PRIMEDIA’s health and fringe benefit plans for 24 months after leaving the Company. Mr. Conlin forfeited all unvested options to purchase PRIMEDIA stock and all unvested restricted shares of

PRIMEDIA stock. Mr. Conlin must exercise all vested options no later than December 31, 2006. Amounts paid to Mr. Conlin in 2005 are set forth in the Executive Compensation Table. Also included in the Executive Compensation Table are certain payments described above that were not paid until 2006.

In March 2005, the Company entered into a letter agreement with Mr. Metz providing for the payment to Mr. Metz of the following if the Company terminates Mr. Metz’s employment without cause:  (i) 18 months’ base salary at the rate being paid on the date of termination; (ii) a bonus equal to 1.5 times Mr. Metz’s target EICP bonus; and (iii) a prorated portion of the HPC Long Term Bonus (as defined below) based on the number of days Mr. Metz was employed during the year when the termination occurs. In addition, on the 18-month anniversary of any termination date, all of Mr. Metz’s unvested stock options and restricted stock granted prior to December 31, 2004 shall vest. This letter agreement superseded the letter agreement the Company entered into with Mr. Metz in April 1998. In addition to the foregoing, in February 2002, a three-year compensation plan was established for Mr. Metz and three other senior executives in the Consumer Guides Group (the “HPC Long Term Plan”). The Company renewed the HPC Long Term Plan for the years 2005 through 2007. Mr. Metz’s target award under the HPC Long Term Plan for each of those years is $185,000, $230,000 and $285,000, respectively. Awards under the HPC Long Term Plan are earned if certain target earnings levels are met. Mr. Metz also participates in the Auto and New Home Guide Launch Incentive Plan (the “Launch Plan”). The Launch Plan, covering the years 2004 through 2007 provides a pool of funds for each new auto and home guide launched. Awards are earned based on the number of new guides launched in the year, as well as the profitability of guides launched in prior years. Payments to Mr. Metz in 2005 under the HPC Long Term Plan and the Launch Plan are set forth in the Executive Compensation Table.

In March 2005, the Company entered into a letter agreement with Mr. Crawford providing for the payment to Mr. Crawford of the following if the Company terminates Mr. Crawford’s employment without cause:  (i) 18 months’ base salary at the rate being paid on the date of termination; (ii) a bonus equal to 1.5 times Mr. Crawford’s target EICP bonus; and (iii) a prorated portion of the HPC Long Term Bonus (as defined below) based on the number of days Mr. Crawford was employed during the year when the termination occurs. In addition, on the 18-month anniversary of any termination date, all of Mr. Crawford’s unvested stock options and restricted stock granted prior to December 31, 2004 shall vest. In addition to the foregoing, Mr. Crawford participates in the HPC Long Term Plan. Mr. Crawford’s target award under the HPC Long Term Plan for each of 2005, 2006 and 2007 is $152,000, $190,000 and $258,000, respectively. Awards under the HPC Long Term Plan are earned if certain target earnings levels are met. Mr. Crawford also participates in the Launch Plan. Payments to Mr. Crawford in 2005 under the HPC Long Term Plan and the Launch Plan are set forth in the Executive Compensation Table.

In April 2001, Ms. Chell entered into an agreement with the Company providing for an annual salary of $700,000 (which amount was increased to $750,000 by the Compensation Committee effective May 15, 2003), an annual target performance bonus of 55% of her base salary, and an additional annual discretionary bonus of up to $700,000 based on the performance of certain start-up business areas for the Company. In the event of a Change of Control (as defined by the agreement) or if Ms. Chell’s employment is terminated by reason of retirement or any other termination at or after age 65, Ms. Chell shall be entitled to receive $200,000 annually for life. If Ms. Chell’s retirement occurs before age 65, the $200,000 annual payment shall be reduced by 7% for each year that payments commence prior to age 65, subject to adjustment in certain limited circumstances.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 6, 2006 by (i) each beneficial owner of more than five percent of the Company’s outstanding Common Stock, (ii) each of the Company’s directors and named executive officers, and (iii) all directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned(1)	Percentage
KKR Associates, L.P.(2) 9 West 57th Street New York, New York 10019	106,886,265	40.39%
KKR 1996 GP LLC(3) 9 West 57th Street New York, New York 10019	57,060,039	20.94%
Marathon Asset Management Limited(4)	22,949,054	8.74%
David Bell(5)	103,000	*
Beverly C. Chell(6)	2,570,035	*
Kelly P. Conlin(7)	1,672,000	*
David Crawford(11)	461,101	*
Meyer Feldberg(5)	216,500	*
Perry Golkin(2)(3)(8)	130,247	*
H. John Greeniaus(5)	231,500	*
Henry R. Kravis(2)(3)	—	*
Robert C. Metz(9)	637,852	*
Dean B. Nelson(10)	3,050,000	1.14%
Thomas Uger(2)(3)	—	*
All directors and executive officers as a group (21 persons)	10,102,291	3.73%

*                    Less than one percent

(1)            For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of the Company’s Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of the Company shown as owned by certain executive officers, the executive officers have voting power but no investment power.

(2)            Shares of Common Stock shown as owned by KKR Associates, L.P. are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., and KKR Partners II, L.P., of which KKR Associates, L.P. is the general partner and as to which it possesses sole voting and investment power. Messrs. Kravis and Golkin (directors of PRIMEDIA), George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly and Scott M. Stuart, as the general partners of KKR Associates, L.P., may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates, L.P. Such persons disclaim beneficial ownership of such shares. Mr. Uger (a director of PRIMEDIA) is a limited partner of KKR Associates, L.P. and an executive of KKR. He disclaims beneficial ownership of such shares.

(3)            Of the shares shown as owned by KKR 1996 GP LLC, 49,190,039 shares are represented by shares of the Company’s Common Stock and 7,870,000 shares are represented by warrants to purchase 7,870,000 shares of the Company’s Common Stock which are currently exercisable by the holder. The shares of Common Stock and the warrants to purchase Common Stock shown as owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P. and possesses sole voting and investment power. Messrs. Kravis and Golkin (directors of PRIMEDIA) and George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Todd A. Fisher, Johannes P. Huth and Alexander Navab are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such shares and warrants. Messrs. Kravis and Roberts constitute the Executive Committee of KKR 1996 GP LLC.

(4)            Information based solely upon Schedule 13G filed on January 26, 2006 by Marathon Asset Management (Services) Limited and Marathon Asset Management LLP (collectively, “Marathon”) and M.A.M. Investments Ltd (“MAM”). According to the Schedule 13G, of the 22,949,054 shown as owned by Marathon and MAM, Marathon and MAM have shared voting power with respect to 17,157,065 shares.

(5)            Of the shares shown as owned, 91,500, 116,500 and 116,500 shares, respectively, for Messrs. Bell, Feldberg and Greeniaus are represented by options to purchase Common Stock which were either exercisable on March 31, 2006 or become exercisable within 60 days thereafter.

(6)            Of the shares shown as owned by Ms. Chell, 10,000 shares are owned of record by Robert M. Chell, 10,000 shares are owned of record by the Robert and Beverly Chell Foundation over which Ms. Chell has shared voting and investment power, 1,962,484 shares are represented by options to purchase Common Stock which were either exercisable on March 31, 2006 or become exercisable within 60 days thereafter.

(7)            Mr. Conlin is no longer employed by the Company. Of the shares shown as owned by Mr. Conlin, 1,000,000 shares are represented by options to purchase Common Stock. Pursuant to Mr. Conlin’s separation and release agreement, as more fully described on page 17 of this Proxy Statement, Mr. Conlin must exercise such options no later than December 31, 2006. All other options or restricted stock held by Mr. Conlin that were not vested as of October 24, 2005 were forfeited.

(8)            Of the shares shown as owned, 127,247 shares are represented by shares Mr. Golkin may be entitled to receive pursuant to the Directors’ Deferred Compensation Plan. See “Compensation of Directors” elsewhere in this Proxy Statement for a description of the Directors’ Deferred Compensation Plan.

(9)            Of the shares shown as owned by Mr. Metz, 171,000 are represented by options to purchase Common Stock which were either exercisable by March 31, 2006 or become exercisable within 60 days thereafter, and 225,000 shares are represented by shares of restricted Common Stock which are not yet vested.

(10)     Of the shares shown as owned by Mr. Nelson, 1,800,000 shares are represented by 1,800,000 options to purchase the Company’s Common Stock issued to Capstone, a consultant of the Company, for services performed, which options are currently exercisable by Capstone, 1,000,000 shares are represented by shares of the Company’s Common Stock owned by Capstone. Mr. Nelson (the President, CEO and Chairman of the Board of Directors of PRIMEDIA)

is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options and shares.

(11)     Of the shares shown as owned by Mr. Crawford, 54,000 are represented by options to purchase Common Stock which were either exercisable by March 31, 2006 or become exercisable within 60 days thereafter, and 162,500 shares are represented by shares of restricted Common Stock which are not yet vested.

Equity Compensation Plan Information

The following table provides information about shares of the Company’s Common Stock that may be issued upon the exercise of options, warrants and other rights and other equity compensation under the Company’s equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders	20,519,093		$7.62	12,360,022	(1)
Equity Compensation Plans Not Approved by Security Holders(2)(3)(4)	1,800,000	(5)	$1.80
Total	22,319,093			12,360,022

(1)            Represents 9,795,921 shares of the Company’s Common Stock which may be issued pursuant to future awards under the Plan and 2,564,101 shares issuable pursuant to the PRIMEDIA Employee Stock Purchase Plan (“ESPP”) (after taking into consideration the issuance under the ESPP of 170,054 shares in January 2006 for the offering period ended December 31, 2005).

(2)            The number of shares issuable pursuant to the Directors’ Deferred Compensation Plan described under the caption “Compensation of Directors” elsewhere in this proxy statement is not presently determinable.

(3)            The table does not include information for the following equity compensation plans and options and other warrants and rights assumed by the Company in connection with mergers and acquisitions pursuant to which there remain outstanding options or other warrants or rights (collectively, the “Assumed Plans”): Amended and Restated 1999 Non-Officer Stock Option/Stock Issuance Plan of About.com, Inc.; Glowbug.com, Inc. 2000 Stock Option/Stock Issuance Plan; Sombasa Media Inc. 1999 Stock Option Plan; 1999 Stock Option Plan of Wiseads Interactive, Inc.; About.com, Inc. Second Amended and Restated 1998 Stock Option/Stock Issuance Plan; and North Sky, Inc. (formerly Direct Connect, Inc.) 1997 Stock Option Plan. A total of 192,965 shares of the Company’s Common Stock may be purchased under the Assumed Plans, at a weighted average price of $10.42. No further grants may be made under any Assumed Plan.

(4)            Excludes warrants to purchase 7,870,000 shares of the Company’s Common Stock owned by KKR 1996 GP LLC. The warrants to purchase shares of the Company’s Common Stock owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates

1996 L.P., and possesses sole voting and investment power. Messrs. Kravis and Golkin (directors of PRIMEDIA) and eight other individuals are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such warrants. Mr. Kravis is one of two members of the Executive Committee of KKR 1996 GP LLC.

(5)            Represents 1,800,000 options to purchase the Company’s Common Stock issued to Capstone, a consultant of the Company, for services performed. Mr. Nelson (the President, CEO and Chairman of the Board of Directors of PRIMEDIA) is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. No such fees were paid in 2005. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director’s fees.

On May 11, 2005, the Company redeemed all its outstanding shares of $10.00 Series D Exchangeable Preferred Stock (“Series D”) and all its outstanding shares of $9.20 Series F Exchangeable Preferred Stock (“Series F”). ABRA III LLC, an affiliate controlled by KKR (“ABRA”), owned 559,363 shares of Series D and 551,963 shares of Series F, representing approximately 33% and 58%, respectively, of the outstanding stock of each series. As a result of the Series D and Series F redemptions, the Company paid ABRA approximately $56 million for the Series D and approximately $55 million for the Series F. On October 1, 2005, the Company redeemed all its outstanding shares of $8.625 Series H Exchangeable Preferred Stock (“Series H”). ABRA owned 1,114,871 shares of Series H, representing approximately 53% of the outstanding stock of such series. As a result of the Series H redemption, the Company paid ABRA approximately $113 million. The Company sold all shares of Series D, Series F and Series H to the public and ABRA purchased all of their shares on the open market and not directly from the Company.

In 2002, the Company retained Capstone to provide consulting services to the Company primarily to identify and advise on potential opportunities to reduce costs at the Company. In 2005, the Company paid Capstone $118,843 in cash for consulting services performed by Capstone employees other than Mr. Nelson. Since Mr. Nelson, the Chairman of the Board, Chief Executive Officer and President of the Company, is the Chief Executive Officer of Capstone, this payment is shown as paid to Mr. Nelson in the Executive Compensation table in this Proxy Statement under “All Other Compensation.” Additionally, although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone.

Commencing prior to 2004, the Company leased transponders for its Education segment from PanAmSat Corporation (“PanAmSat’). Affiliates of KKR hold approximately 26% of the outstanding stock of PanAmSat. In 2005, the Company paid transponder lease fees to PanAmSat of approximately $313,000.

See the disclosure under “Employment Agreements” elsewhere in this Proxy Statement for a description of the employment agreements between the Company and certain executive officers.

INDEPENDENT AUDITORS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmotsu and their respective affiliates (“Deloitte & Touche”), the Company’s Independent Registered Public Accounting firm, has been our independent auditor since the Company’s inception in 1992 (and its predecessors from 1989). The Audit Committee has recommended to the Board that Deloitte & Touche be continued as auditors for the Company and the stockholders are being asked to approve the Board’s decision to retain Deloitte & Touche for the fiscal year ending December 31, 2006. A representative of Deloitte & Touche will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

Audit and Other Fees

The following table sets forth the aggregate fees billed to the Company by Deloitte & Touche for the years ended December 31, 2005 and 2004:

	Fiscal year ended
	2005	2004
Audit Fees(a)	$6,306,000	$6,059,000
Audit-Related Fees(b)	1,163,000	458,000
Total Audit and Audit-Related Fees	7,469,000	6,517,000
Tax Fees(c)	532,000	15,000
All Other Fees	—-	—
Total Fees	$8,001,000	$6,532,000

(a)            Includes fees for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with regulatory filings. Also included are fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and (ii) the effectiveness of the Company’s internal controls over financial reporting. Fees for 2005 include $1,400,000 of audit fees for fiscal year 2004 that were billed subsequent to the filing of the Company’s 2005 Proxy Statement. As a result, actual Total Fees for services in 2004 were $7,932,000 and actual Total Fees for services in 2005 were $6,601,000.

(b)           Includes fees for consultation on financial accounting and reporting standards, acquisition- and divestiture-related services and the audits of employee benefit plans. Fees for 2005 include $860,000 for fees relating to individual unit audits resulting from divestiture transactions.

(c)            Includes tax consultation services.

Policy on Approval of Independent Auditor Fees and Services

The services performed by Deloitte & Touche in fiscal 2005 were pre-approved by the Audit Committee in accordance with the pre-approval policy and procedures adopted by written consent of the Audit Committee dated July 3, 2003. This policy describes the permitted audit, audit-related, non-audit related (tax) and non-permitted services (all other fees) (collectively, the “Disclosure Categories”) that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year audit, a description of services (“Service List”) to be performed by Deloitte & Touche in each of the Disclosure Categories must be presented to the Audit Committee for approval. In 2005, all services included on the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, and non-audit related (tax) services not included on the Service List must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, or any member of the Committee in the absence of the Chairman. In the event unexpected matters arise requiring services by Deloitte & Touche not included on the Service List, Company management may approve the services for limited amounts. In the event any of the audit-related services or non-audit related services are authorized by fewer than all members of the Audit Committee, the Chief Accounting Officer of the Company shall notify any members of the Audit Committee who did not participate in such determination of the services and fees authorized.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter, the Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PRIMEDIA Inc. The Committee consists of three independent directors. During 2005, the Committee met 11 times. During such meetings, the Committee met with senior management of the Company (including the Chief Financial Officer and Chief Accounting Officer) and the Company’s independent auditors, Deloitte & Touche, to discuss the financial information to be included in the Company’s quarterly earnings announcements, Form 10-Qs and Form 10-K.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee satisfied itself as to the auditors’ independence.

During the course of the fiscal year ended December 31, 2005, the Company’s management reviewed, updated and revised, when necessary, the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations, which the Company completed in 2004. The Committee received periodic updates provided by management and Deloitte & Touche at Committee meetings held throughout the year and provided oversight and advice to management during the process. During the process, management provided the Committee with, and the Committee reviewed, reports from Deloitte & Touche and management on the effectiveness of the Company’s internal controls over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal controls over financial reporting.

The Committee discussed and reviewed with the independent auditors all communications required by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2005. Management has the responsibility for the preparation of the Company’s financial statements and the Company’s independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review the financial processes and procedures designed to insure compliance with accounting standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management, the independent auditors and the internal auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.  The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: April 24, 2006	AUDIT COMMITTEE
Meyer Feldberg (Chairman)
David Bell
H. John Greeniaus

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of its equity securities to file reports of ownership and reports of changes in ownership of such equity securities with the SEC. The Company assists its directors and officers by completing and filing Section 16 reports on their behalf. To the Company’s knowledge, based solely on a review of the copies of such forms filed by the Company on these individuals’ behalf or otherwise furnished to the Company, the Company believes that all of its directors, executive officers and persons owning more than 10% of a registered class of the Company’s securities, complied with all Section 16(a) filing requirements, except for David Crawford with respect to one filing when he was initially elected as an officer of the Company.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson & Co., at an anticipated cost of less than $5,000, plus reimbursement of out-of-pocket expenses.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including certified financial statements and all other information required to be included in an annual report to stockholders, has been furnished to all persons who were stockholders of the Company on the record date for the annual meeting of stockholders.

2007 ANNUAL MEETING

To be considered for the 2007 Annual Meeting, stockholder proposals must be received by the Company no later than the close of business on December 22, 2006. All proposals must include a detailed description of the proposal, the reasons such proposal is being submitted and other information required by the SEC. Proposals should be addressed to the Secretary of the Company, 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Secretary.

April 25, 2006

ANNEX A

Nominating and Corporate Governance Committee Charter

Members

The Board of Directors (the “Board”) of PRIMEDIA Inc. (the “Company”) will appoint a Nominating and Corporate Governance Committee (the “Committee”) of at least three members, and designate one member as chairperson or delegate to the Committee the authority to designate a chairperson. Each member will serve until her/his successor is appointed by the Board.

Purpose, Duties and Responsibilities

The purpose, duties and responsibilities of the Committee are to:

(i)               identify individuals qualified to become Board members;

(ii)            select, or recommend to the Board, proposed nominees for election to the Board at each annual meeting of stockholders;

(iii)         provide recommendations to the Board concerning the size, function, needs and composition of the Board and its committees;

(iv)         oversee the evaluation of the Board and senior management of the Company; and

(v)            perform a leadership role in shaping the Company’s corporate governance principles and guidelines, including recommending any necessary changes.

Specific duties and responsibilities of the Committee include, without limitation, the following:

•       To review the qualifications of candidates for directors identified by the Committee or suggested by Board members, stockholders, management and other parties in accordance with the criteria established by the Committee and approved by the Board;

•       To recommend to the Board a slate of nominees for election or re-election at each annual meeting of stockholders;

•       To recommend to the Board candidates to be elected to the Board to fill vacancies and newly created directorships, whether by reason of disqualification, death, resignation, retirement or increase in size of the Board;

•       To review and recommend to the Board retirement and other tenure policies for directors;

•       To review on a regular basis and, if necessary, recommend changes to, the Company’s corporate governance principles;

•       To review and assess the channels through which the Board receives information, and the quality and timeliness of information received;

•       To evaluate on an annual basis the performance of the Committee and the adequacy of this charter; and

•       To periodically report to the Board on the Committee’s activities and actions.

A-1

Outside advisors

The Committee will have the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate in the fulfillment of its responsibilities. The Committee shall have the authority to determine the compensation payable to any such counsel, expert or other advisor.

Meetings

The Committee will meet as often as may be deemed necessary or appropriate, in its judgment, but no less frequently than quarterly, either in person or telephonically, and at such times and places as the Committee determines. The Chairman of the Committee will preside at each meeting of the Committee. The majority of the members of the Committee constitutes a quorum. The Committee may, from time to time, decide to act by unanimous written consent in lieu of a meeting.

A-2

PRIMEDIA Inc.

745 FIFTH AVENUE

NEW YORK, NY 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2006

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 17, 2006 at The Peninsula, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

1. To elect seven directors to the Board of Directors;

2. To act upon the selection of auditors for the fiscal year ending December 31, 2006; and

3. Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 6, 2006 will be entitled to vote at the meeting or adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

CHRISTOPHER A. FRASER
Senior Vice President, General Counsel and Secretary

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PRIMEDIA Inc.

This proxy is solicited on behalf of the Board of Directors of

PRIMEDIA Inc.

for the Annual Meeting on May 17, 2006

The undersigned, a participant in the PRIMEDIA Thrift & Retirement Plan, appoints the Trustee of the Plan the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2006, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned plan participant. If no direction is given, this proxy will be voted in accordance with the provisions of the PRIMEDIA Thrift & Retirement Plan documents.

THIS PROXY IS CONTINUED ON THE REVERSE.

PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY

Instructions for Voting Your Proxy

PRIMEDIA Inc. is now offering stockholders three alternative ways of voting their proxies:

• By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 16, 2006.

• On a touch-tone telephone, call TOLL FREE 1-800-964-0726, 24 hours a day, 7 days a week.

• You will be asked to enter ONLY the Control Number shown below

• Have your proxy card ready, then follow the prerecorded instructions

• Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 16, 2006.

• Visit the Internet voting Website at http://proxy.georgeson.com

• Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

• You will incur only your usual Internet charges

VOTING BY MAIL

• Simply sign and date your proxy card and return it in the postage-paid envelope

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE PARTICIPANTS VOTE “FOR” PROPOSALS 1 AND 2

1. Election of the following nominees as Directors: David A. Bell, Beverly C. Chell, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Dean B. Nelson, Thomas Uger	FOR	WITHHOLD	2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for	FOR	AGAINST	ABSTAIN
You may withhold authority to vote for any individual nominee or nominees by marking the FOR box and striking out the name of any such nominee.			the fiscal year ending December 31, 2006.

			3. Transact such other business as may properly come before the meeting.

			In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with plan participant’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

			Signature

			Signature (if held jointly)

			Date			2006

PRIMEDIA Inc.

745 FIFTH AVENUE

NEW YORK, NY 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2006

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 17, 2006 at The Peninsula, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

1. To elect seven directors to the Board of Directors;

2. To act upon the selection of auditors for the fiscal year ending December 31, 2006; and

3. Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 6, 2006 will be entitled to vote at the meeting or adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

CHRISTOPHER A. FRASER
Senior Vice President, General Counsel and Secretary

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PRIMEDIA Inc.

This proxy is solicited on behalf of the Board of Directors of

PRIMEDIA Inc.

for the Annual Meeting on May 17, 2006

The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2006, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

THIS PROXY IS CONTINUED ON THE REVERSE.

PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY

Instructions for Voting Your Proxy

PRIMEDIA Inc. is now offering stockholders three alternative ways of voting their proxies:

• By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 16, 2006.

• On a touch-tone telephone, call TOLL FREE 1-800-964-0726, 24 hours a day, 7 days a week.

• You will be asked to enter ONLY the Control Number shown below

• Have your proxy card ready, then follow the prerecorded instructions

• Your vote will be confirmed and cast as you directed

INTERNET VOTING	Available only until 5:00 p.m. Eastern Daylight Time May 16, 2006.

• Visit the Internet voting Website at http://proxy.georgeson.com

• Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen

• You will incur only your usual Internet charges

VOTING BY MAIL

• Simply sign and date your proxy card and return it in the postage-paid envelope

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE PARTICIPANTS VOTE “FOR” PROPOSALS 1 AND 2

1. Election of the following nominees as Directors: David A. Bell, Beverly C. Chell, Meyer Feldberg, Perry Golkin, H. John Greeniaus, Dean B. Nelson, Thomas Uger	FOR	WITHHOLD	2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for	FOR	AGAINST	ABSTAIN
You may withhold authority to vote for any individual nominee or nominees by marking the FOR box and striking out the name of any such nominee.			the fiscal year ending December 31, 2006.

3. Transact such other business as may properly come before the meeting.

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with plan participant’s name as printed to the left. In the case of joint tenancies, co-executors,

or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature

Signature (if held jointly)

			Date			2008

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2006

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 17, 2006 at The Peninsula, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

(1) To elect seven directors to the Board of Directors;

(2) To act upon the selection of auditors for the fiscal year ending December 31, 2006; and

(3) Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 6, 2006 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher A. Fraser
Senior Vice President, General Counsel and Secretary

PRIMEDIA Inc.

PROXY CARD

This proxy is solicited on behalf of the Board of Directors of

PRIMEDIA Inc.

for the Annual Meeting on May 17, 2006

The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2006, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

PRIMEDIA INC.

P.O. BOX 11283

NEW YORK, N.Y. 10203-0283

(Continued, and to be signed and dated on reverse side.)

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET / TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	OR	TELEPHONE	OR	MAIL

https://www.proxyvotenow.com/prm		1-866-540-5760
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-866-257-2279
CALLTOLL-FREE TO VOTE • IT’S FAST AND CONVENIENT

DETACH PROXYCARD HERE IF YOU ARE NOT VOTING BYTELEPHONE OR INTERNET

PRIMEDIA Inc.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	Election of Directors						FOR	AGAINST	ABSTAIN

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐ 2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2006.		☐	☐	☐
Nominees: 01 - David A. Bell, 02 - Beverly C. Chell, 03 - Meyer Feldberg, 04 - Perry Golkin, 05 - H. John Greeniaus, 06 - Dean B. Nelson, 07 - Thomas Uger					3. Transact such other business as may properly come before the meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the thereof. “Exceptions” box and write that nominee’s name in the space provided below).					In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement

* Exceptions						To change your address, please mark this box.			☐

						To include any comments, please mark this box.			☐

SCAN LINE

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

					Date	Share Owner sign here	Co-Owner sign here